Exhibit 99.1 February 24, 2020 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Higher 2020 Expectations Driven by Volume Growth from Completed Projects Announces Additional Expansions While Lowering 2020 Growth Capital By 32% TULSA, Okla. - Feb. 24, 2020 - ONEOK, Inc. (NYSE: OKE) today announced higher fourth quarter and full-year 2019 results, compared with the same periods in 2018, and announced 2020 financial guidance and a 2021 outlook. Higher Full-year 2019 Results, Compared With The Full Year 2018: • 11% increase in net income to $1,278.6 million, resulting in $3.07 per diluted share. • 5% increase in adjusted EBITDA to $2,580.2 million. • 1.38 times dividend coverage ratio. • 7% increase in NGL raw feed throughput volumes. • 7% increase in natural gas volumes processed. • 98% natural gas transportation capacity contracted. Higher 2020 Earnings Guidance, Compared With Full-year 2019 Results: • 16% increase of net income midpoint to $1.480 billion. • 25% increase of adjusted EBITDA midpoint to $3.225 billion. • 32% decrease of growth capital midpoint to $2.490 billion. -more-

ONEOK Announces 11% Increase in 2019 Net Income;
Announces 2020 Financial Guidance and 2021 Outlook

Feb. 24, 2020

Page 2

FOURTH QUARTER AND FULL-YEAR 2019 FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,	
	2019	2018	2019	2018
	(Millions of dollars, except per share and coverage ratio amounts)			
Net income	**$ 320.3**	$ 292.9	**$ 1,278.6**	$ 1,155.0
Diluted earnings per common share	**$ 0.77**	$ 0.70	**$ 3.07**	$ 2.78
Adjusted EBITDA (a)	**$ 660.5**	$ 625.2	**$ 2,580.2**	$ 2,447.5
DCF (a)	**$ 487.9**	$ 464.7	**$ 2,016.1**	$ 1,822.4
DCF in excess of dividends paid (a)	**$ 109.6**	$ 112.7	**$ 558.5**	$ 487.3
Dividend coverage ratio (a)	**1.29**	1.32	**1.38**	1.37
Operating income	**$ 487.3**	$ 471.9	**$ 1,914.4**	$ 1,835.5
Operating costs	**$ 259.3**	$ 236.3	**$ 982.9**	$ 907.0
Depreciation and amortization	**$ 126.0**	$ 110.6	**$ 476.5**	$ 428.6
Equity in net earnings from investments	**$ 39.4**	$ 42.3	**$ 154.5**	$ 158.4
Capital expenditures	**$ 1,109.0**	$ 831.8	**$ 3,848.3**	$ 2,141.5

(a) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.

"2019 was another successful year for ONEOK with volume growth driving strong results across our business segments," said Terry K. Spencer, ONEOK president and chief executive officer. "With the completions of the Elk Creek Pipeline and the Demicks Lake I and II plants, we continue to demonstrate our ongoing commitment to expanding our existing infrastructure to help our producer customers reduce natural gas flaring in the Williston Basin.

"As we look ahead, we expect these recently completed projects and our remaining announced projects to drive significant adjusted EBITDA growth of 25% in 2020, with an outlook of approximately 20% adjusted EBITDA growth in 2021. This growth program is providing needed pipeline, processing and fractionation services to our customers from the Williston and Permian basins and the Mid-Continent region to the Texas Gulf Coast, growing our fee-based earnings for years to come," added Spencer.

FOURTH QUARTER AND FULL-YEAR 2019 FINANCIAL PERFORMANCE

ONEOK's net income increased 9% in the fourth quarter 2019 and 11% for the full year 2019, compared with the same periods in 2018. Higher 2019 results were driven primarily by natural gas liquids (NGL) and natural gas volume growth, higher average fee rates in the natural gas liquids and natural gas gathering and processing segments and increased transportation services in the natural gas pipelines segment, compared with the full year 2018.

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ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 3 Results were offset partially by lower earnings from optimization and marketing due to wider location price differentials in 2018 in the natural gas liquids segment, higher employee- related costs associated with the growth of ONEOK’s operations and higher third-party transportation and fractionation costs in the natural gas liquids segment. Higher depreciation expense due to completed growth projects, narrower product price differentials in the natural gas liquids segment and lower realized NGL and natural gas prices in the natural gas gathering and processing segment also impacted 2019 results. HIGHLIGHTS: • Expansion project announcements: ◦ A full expansion of the Elk Creek Pipeline to 400,000 barrels per day (bpd) by adding 10 pump stations; ◦ A fully contracted 100,000 bpd additional expansion of the West Texas LPG pipeline in the Permian Basin; and ◦ An additional 200 million cubic feet per day (MMcf/d) expansion of the Demicks Lake natural gas processing facility and related infrastructure in the Williston Basin. • New facilities completed: ◦ The 200 MMcf/d Demicks Lake I natural gas processing plant in the Williston Basin was completed in October 2019; ◦ The 200 MMcf/d Demicks Lake II natural gas processing plant in the Williston Basin was completed in January 2020; ◦ The 240,000 bpd Elk Creek Pipeline from the Williston Basin to ONEOK’s existing Mid-Continent NGL facilities was completed in December 2019; and ◦ The MB-4 fractionator in Mont Belvieu, Texas, had 75,000 bpd of fractionation capacity completed in December 2019. The remaining 50,000 bpd of capacity is expected to be completed in the first quarter 2020. • Paying in February 2020 a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis, an increase of 9% compared with the same quarter in 2019; • DCF in excess of dividends paid of $558.5 million for 2019; • Net debt-to-EBITDA ratio of 4.8 times on an annualized run-rate basis and 4.9 times on a trailing 12-month basis as of Dec. 31, 2019; and • Having no borrowings outstanding under its $2.5 Billion Credit Agreement, $220 million of commercial paper outstanding and $21 million of cash and cash equivalents as of Dec. 31, 2019. -more-

**ONEOK Announces 11% Increase in 2019 Net Income;
Announces 2020 Financial Guidance and 2021 Outlook**

Feb. 24, 2020

Page 4

2020 FINANCIAL GUIDANCE:

	2020 Guidance Range (*Millions of dollars*)			
ONEOK, Inc.				
Net income	$ 1,355	-	$	1,605
Diluted earnings per common share	$ 3.25	-	$	3.85
Adjusted EBITDA (a)	$ 3,100	-	$	3,350
Distributable cash flow (a)	$ 2,245	-	$	2,505
Capital-growth expenditures	$ 2,250	-	$	2,730
Maintenance capital expenditures	$ 200	-	$	220
Segment Adjusted EBITDA:				
Natural Gas Liquids	$ 1,945	-	$	2,075
Natural Gas Gathering and Processing	$ 790	-	$	860
Natural Gas Pipelines	$ 365	-	$	405
Other	$ —	-	$	10

(a) Adjusted EBITDA and distributable cash flow are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.

	2020 Guidance Range		
Summary of 2020 Volume Guidance			
Natural Gas Liquids Raw Feed Throughput *(MBbl/d)* (a)	1,175	-	1,315
Natural Gas Gathered *(MMcf/d)*	2,125	-	2,405
Natural Gas Processed *(MMcf/d)*	2,010	-	2,270

(a) Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

2020 Performance Drivers:

Natural Gas Liquids

- 15% increase in NGL raw feed throughput volumes expected to be driven by a full year of operations of the Elk Creek Pipeline and the completions of the Arbuckle II Pipeline, the MB-4 fractionator and the 80,000 bpd West Texas LPG pipeline expansion, all expected in the first quarter 2020. Continued growth from plant connections and expansions completed in 2019 will also contribute to increased volumes in 2020.
- Six to nine new third-party natural gas processing plant connections or existing third-party plant expansions expected and the connection of ONEOK's Demicks Lake II plant.
- Earnings expected to be more than 90% fee based.

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ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 5 Natural Gas Gathering and Processing • 11% increase in natural gas volumes processed expected to be driven primarily by the completion of ONEOK’s Demicks Lake I and II processing plants. • Average fee rate expected to range from 90 to 95 cents per Million British thermal units (MMBtu). • Earnings expected to be approximately 85% fee based. Natural Gas Pipelines • Transportation capacity contracted expected to be approximately 98%. • Earnings expected to be more than 95% fee based. Additional guidance information can be found in the tables and in supplemental materials found on ONEOK’s website, www.oneok.com. 2021 OUTLOOK: ONEOK expects an approximately 20% increase in adjusted EBITDA in 2021, compared with the 2020 guidance midpoint. The projects expected to be completed in 2020 and the first quarter 2021 provide a foundation for continued earnings growth in 2021. Primary contributors to 2021 earnings growth are expected to include volume growth in the Williston and Powder River basins, additional contracted volumes on ONEOK’s Elk Creek Pipeline, the completion of the Bakken NGL Pipeline extension in the fourth quarter 2020 and the Bear Creek natural gas processing plant expansion in Dunn County, North Dakota, in the first quarter 2021. Additionally, increased volumes on the West Texas LPG pipeline system in the Permian Basin from completed expansion projects, the completion of the MB-5 NGL fractionator and the Arbuckle II Pipeline extension and expansions will provide further connectivity with Gulf Coast markets and are expected to contribute to 2021 earnings growth. EXPANSION PROJECT ANNOUNCEMENTS: NGL PROJECTS: The Elk Creek Pipeline expansion to 400,000 bpd is expected to cost approximately $305 million, with incremental capacity becoming available in early 2021 ramping up to the full 400,000 bpd in the third quarter 2021. The expansion is supported by long-term dedicated NGL production from ONEOK and third-party natural gas processing plants in the Williston and Powder River basins. -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 6 The fully contracted 100,000 bpd West Texas LPG pipeline expansion is expected to cost approximately $310 million and be completed in the second quarter 2021. The expansion is supported by long-term dedicated NGL production from third-party natural gas processing plants in the Permian Basin. Both NGL expansion projects are expected to generate an adjusted EBITDA multiple of less than four times. DEMICKS LAKE EXPANSION PROJECT: An additional 200 MMcf/d expansion of the Demicks Lake natural gas processing facility in McKenzie County, North Dakota, will increase total capacity of the existing site to 600 MMcf/d. The third Demicks Lake project, and related infrastructure, are expected to cost a total of approximately $305 million and be completed in the third quarter 2021. This expansion is supported by acreage dedications with primarily fee-based contracts and is expected to generate an adjusted EBITDA multiple of approximately four to five times. 2019 BUSINESS-SEGMENT RESULTS: Key financial and operating statistics are listed in the tables. Natural Gas Liquids Segment The natural gas liquids segment’s fourth quarter and full-year 2019 adjusted EBITDA increased 8% and 2%, respectively, compared with the same periods in 2018. Higher volumes in the Rocky Mountain region, Permian Basin and STACK and SCOOP areas of the Mid-Continent region, and higher average fee rates primarily in the Permian Basin contributed to the increases. NGL raw feed throughput volumes increased 6% and 7%, respectively, during the fourth quarter and full year 2019, compared with 2018. The segment connected ONEOK’s Demicks Lake I natural gas processing plant to its system in the fourth quarter 2019, and one existing plant connection in the Williston Basin was expanded during the quarter. Three Months Ended Years Ended December 31, December 31, Natural Gas Liquids Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 373.9 $ 347.4 $ 1,465.8 $ 1,440.6 Capital expenditures $ 827.5 $ 519.7 $ 2,796.6 $ 1,306.3 -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 7 The increase in fourth quarter 2019 adjusted EBITDA, compared with the fourth quarter 2018, primarily reflects: • A $39.1 million increase in exchange services due primarily to $50.8 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, and $18.3 million in higher average fee rates primarily in the Permian Basin, offset partially by $19.0 million due primarily to higher third-party fractionation costs, $10.3 million in lower volumes in the Mid-Continent region due primarily to increased ethane rejection, and $6.5 million in narrower product price differentials; offset partially by • A $3.0 million decrease in optimization and marketing due primarily to narrower location price differentials and lower optimization volumes, offset partially by higher NGL purity products and unfractionated NGLs held in inventory at the end of 2018 due to facility maintenance; and • An $8.4 million increase in operating costs due primarily to higher employee-related costs. The increase in adjusted EBITDA for the full year 2019, compared with 2018, primarily reflects: • A $148.1 million increase in exchange services due to $150.2 million from higher volumes primarily in the Rocky Mountain region, Permian Basin and the STACK and SCOOP areas, and $91.5 million in higher average fee rates primarily in the Permian Basin and the Rocky Mountain region, offset partially by $64.9 million due primarily to higher third-party rail transportation and fractionation costs, $25.0 million due primarily to narrower product price differentials and $5.8 million related to higher unfractionated NGLs in inventory; offset partially by • A $60.2 million decrease in optimization and marketing due primarily to a decrease of $93.8 million related to wider location price differentials in the prior year, particularly in the third quarter 2018, and $5.1 million in lower earnings related primarily to product price differentials, offset partially by higher marketing of $38.5 million related primarily to the sale of NGL purity products previously held in inventory; and • A $56.1 million increase in operating costs due primarily to higher employee-related costs related to operational growth and the timing of routine maintenance projects. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s fourth quarter and full-year 2019 adjusted EBITDA increased 8% and 11%, respectively, compared with the same periods in 2018. Natural gas volumes processed increased 7% in both the fourth quarter and full year 2019, compared to the same periods in 2018, due primarily to volume growth in the Williston -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 8 Basin. Volume growth in the STACK and SCOOP areas of the Mid-Continent region also contributed to the increase in volumes processed for the full year 2019. The segment also continues to benefit from higher fee-based earnings, with an average fee rate of 92 cents per MMBtu for the full-year 2019, compared with 90 cents per MMBtu in 2018. Three Months Ended Years Ended December 31, December 31, Natural Gas Gathering and Processing Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 188.5 $ 174.6 $ 702.7 $ 631.6 Capital expenditures $ 252.4 $ 261.0 $ 926.5 $ 694.6 Fourth quarter 2019 adjusted EBITDA increased, compared with the fourth quarter 2018, which primarily reflects: • A $21.1 million increase due primarily to natural gas volume growth in the Williston Basin, offset partially by lower natural gas volumes in the Mid-Continent region and natural production declines; and • A $1.2 million decrease in operating costs due primarily to lower materials and supplies expenses and outside services, offset partially by higher employee-related costs due to operational growth; offset partially by • A $7.5 million decrease due primarily to lower realized natural gas prices, net of hedges. The increase in adjusted EBITDA for the full year 2019, compared with 2018, primarily reflects: • A $95.5 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; and • A $4.9 million decrease in operating costs due primarily to lower outside services and materials and supplies expenses, offset partially by higher employee-related costs and property taxes due to operational growth; offset partially by • A $20.9 million decrease due primarily to lower realized NGL and natural gas prices, net of hedges; and • A $6.7 million decrease due primarily to lower equity in net earnings from investments in the dry natural gas area of the Powder River Basin. -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 9 Natural Gas Pipelines Segment The natural gas pipelines segment’s full-year 2019 adjusted EBITDA increased 12%, compared with the full year 2018, due primarily to higher firm transportation capacity contracted due to completed expansion projects. Three Months Ended Years Ended December 31, December 31, Natural Gas Pipelines Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 97.8 $ 97.2 $ 408.8 $ 366.3 Capital expenditures $ 21.3 $ 47.3 $ 99.2 $ 119.2 Fourth quarter 2019 adjusted EBITDA was relatively unchanged, compared with the fourth quarter 2018, due to: • A $5.9 million increase from higher transportation services due primarily to increased firm transportation capacity contracted due to completed expansion projects, offset partially by lower interruptible volumes; offset partially by • A $3.6 million increase in operating costs due primarily to employee-related costs related to operational growth; and • A $1.9 million decrease from lower net retained fuel and the timing of equity gas sales. The increase in adjusted EBITDA for the full year 2019, compared with 2018, primarily reflects: • A $56.5 million increase from higher transportation services due primarily to firm transportation capacity contracted due to completed expansion projects; and • A $4.9 million increase from higher equity in net earnings from investments due primarily to firm transportation capacity contracted on Roadrunner Gas Transmission; offset partially by • An $11.6 million increase in operating costs due primarily to higher employee-related costs and property taxes due to operational growth; and • A $9.1 million decrease from lower net retained fuel and the timing of equity gas sales. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 25, 2020. The call also will be carried live on ONEOK’s website. -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 10 To participate in the telephone conference call, dial 800-367-2403, pass code 9753816, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 9753816. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2020 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid in the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 11 ONEOK has also disclosed in this news release forward-looking estimates for a 2021 adjusted EBITDA outlook and projected adjusted EBITDA multiples expected to be generated by the announced capital-growth projects. Adjusted EBITDA multiples for the announced capital-growth projects reflect the expected adjusted EBITDA to be generated by the projects relative to the capital investment being made. A reconciliation of estimated adjusted EBITDA related to ONEOK’s 2021 outlook and announced capital-growth projects to GAAP net income is not provided because the GAAP net income is not available without unreasonable efforts. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” ‘would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • demand for our services and products in the proximity of our facilities; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 12 • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • economic climate and growth in the geographic areas in which we do business; • the timing and extent of changes in energy commodity prices; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the profitability of assets or businesses acquired or constructed by us; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of uncontracted capacity in our assets being greater or less than expected; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • our ability to control construction costs and completion schedules of our pipelines and other projects; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)- regulated rates; • the results of administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the capital intensive nature of our businesses; • the mechanical integrity of facilities operated; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning our credit; • our ability to access capital at competitive rates or on terms acceptable to us; • the impact and outcome of pending and future litigation; • performance of contractual obligations by our customers, service providers, contractors and shippers; • our ability to control operating costs and make cost-saving changes; • the impact of recently issued and future accounting updates and other changes in accounting policies; -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 13 • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • the impact of potential impairment charges; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 14 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Years Ended December 31, December 31, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 2,348,413 $ 2,816,751 $ 8,916,047 $ 11,395,642 Services 315,193 319,949 1,248,320 1,197,554 Total revenues 2,663,606 3,136,700 10,164,367 12,593,196 Cost of sales and fuel (exclusive of items shown separately below) 1,791,341 2,318,099 6,788,040 9,422,708 Operations and maintenance 231,376 213,681 863,708 803,146 Depreciation and amortization 125,983 110,649 476,535 428,557 General taxes 27,899 22,659 119,156 103,922 (Gain) loss on sale of assets (307) (253) 2,575 (601) Operating income 487,314 471,865 1,914,353 1,835,464 Equity in net earnings from investments 39,366 42,313 154,541 158,383 Allowance for equity funds used during construction 19,640 4,634 64,815 7,962 Other income 5,373 (6,993) 27,058 674 Other expense (3,979) (3,824) (18,003) (14,928) Interest expense (net of capitalized interest of $33,674, $12,564, $107,275, and $28,062, respectively) (129,283) (118,489) (491,773) (469,620) Income before income taxes 418,431 389,506 1,650,991 1,517,935 Income taxes (98,180) (96,618) (372,414) (362,903) Net income 320,251 292,888 1,278,577 1,155,032 Less: Net income attributable to noncontrolling interests — — — 3,329 Net income attributable to ONEOK 320,251 292,888 1,278,577 1,151,703 Less: Preferred stock dividends 275 275 1,100 1,100 Net income available to common shareholders $ 319,976 $ 292,613 $ 1,277,477 $ 1,150,603 Basic earnings per common share $ 0.77 $ 0.71 $ 3.09 $ 2.80 Diluted earnings per common share $ 0.77 $ 0.70 $ 3.07 $ 2.78 Average shares (thousands) Basic 413,910 412,204 413,560 411,485 Diluted 415,944 415,142 415,444 414,195 -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 15 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31, December 31, (Unaudited) 2019 2018 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 20,958 $ 11,975 Accounts receivable, net 835,121 818,958 Materials and supplies 201,749 141,174 Natural gas and NGLs in storage 304,926 296,667 Commodity imbalances 25,267 29,050 Other current assets 82,313 100,808 Total current assets 1,470,334 1,398,632 Property, plant and equipment Property, plant and equipment 22,051,492 18,030,963 Accumulated depreciation and amortization 3,702,807 3,264,312 Net property, plant and equipment 18,348,685 14,766,651 Investments and other assets Investments in unconsolidated affiliates 861,844 969,150 Goodwill and intangible assets 957,833 967,142 Other assets 173,425 130,096 Total investments and other assets 1,993,102 2,066,388 Total assets $ 21,812,121 $ 18,231,671 -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 16 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) December 31, December 31, (Unaudited) 2019 2018 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 7,650 $ 507,650 Short-term borrowings 220,000 — Accounts payable 1,209,900 1,116,337 Commodity imbalances 104,480 110,197 Accrued interest 190,750 161,377 Finance lease liability 1,949 1,765 Other current liabilities 285,569 211,110 Total current liabilities 2,020,298 2,108,436 Long-term debt, excluding current maturities 12,479,757 8,873,334 Deferred credits and other liabilities Deferred income taxes 536,063 219,731 Finance lease liability 24,296 26,244 Other deferred credits 525,756 424,383 Total deferred credits and other liabilities 1,086,115 670,358 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at December 31, 2019, and at December 31, 2018 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 445,016,234 shares and outstanding 413,239,050 shares at December 31, 2019; issued 445,016,234 shares and outstanding 411,532,606 shares at December 31, 2018 4,450 4,450 Paid-in capital 7,403,895 7,615,138 Accumulated other comprehensive loss (374,000) (188,239) Retained earnings — — Treasury stock, at cost: 31,777,184 shares at December 31, 2019, and 33,483,628 shares at December 31, 2018 (808,394) (851,806) Total equity 6,225,951 6,579,543 Total liabilities and equity $ 21,812,121 $ 18,231,671 -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 17 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Years Ended December 31, (Unaudited) 2019 2018 (Thousands of dollars) Operating activities Net income $ 1,278,577 $ 1,155,032 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 476,535 428,557 Equity in net earnings from investments (154,541) (158,383) Distributions received from unconsolidated affiliates 163,476 170,528 Deferred income taxes 372,729 361,010 Share-based compensation expense 37,147 31,664 Allowance for equity funds used during construction (64,815) (7,962) Other, net 1,567 (132) Changes in assets and liabilities: Accounts receivable (19,688) 383,993 Natural gas and NGLs in storage (8,259) 38,456 Accounts payable (62,946) (320,132) Commodity imbalances, net (1,934) (44,302) Accrued interest 29,373 26,068 Risk-management assets and liabilities (86,268) 117,717 Other assets and liabilities, net (14,174) 4,605 Cash provided by operating activities 1,946,779 2,186,719 Investing activities Capital expenditures (less allowance for equity funds used during construction) (3,848,349) (2,141,475) Contributions to unconsolidated affiliates (4,028) (1,748) Distributions received from unconsolidated affiliates in excess of cumulative earnings 94,168 26,757 Other, net (10,549) 1,578 Cash used in investing activities (3,768,758) (2,114,888) Financing activities Dividends paid (1,457,628) (1,335,058) Distributions to noncontrolling interests — (3,500) Borrowing (repayment) of short-term borrowings, net 220,000 (614,673) Issuance of long-term debt, net of discounts 4,185,435 1,795,773 Debt financing costs (29,747) (13,441) Repayment of long-term debt (1,057,348) (932,650) Issuance of common stock 29,040 1,203,981 Acquisition of noncontrolling interests — (195,000) Other, net (58,790) (2,481) Cash provided by (used in) financing activities 1,830,962 (97,049) Change in cash and cash equivalents 8,983 (25,218) Cash and cash equivalents at beginning of period 11,975 37,193 Cash and cash equivalents at end of period $ 20,958 $ 11,975 -more-

**ONEOK Announces 11% Increase in 2019 Net Income;
Announces 2020 Financial Guidance and 2021 Outlook**

Feb. 24, 2020

Page 18

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended December 31,		Years Ended December 31,	
(Unaudited)	**2019**	**2018**	**2019**	**2018**
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 111.5**	$ 103.1	**$ 434.4**	$ 378.3
Depreciation and amortization	**$ 52.9**	$ 45.0	**$ 196.1**	$ 174.0
Equity in net earnings from investments	**$ 15.7**	$ 17.6	**$ 65.1**	$ 67.1
Adjusted EBITDA	**$ 373.9**	$ 347.4	**$ 1,465.8**	$ 1,440.6
Raw feed throughput (*MBbl/d*) (a)	**1,096**	1,035	**1,079**	1,010
NGLs transported-gathering lines (*MBbl/d*) (b)	**1,027**	934	**988**	912
NGLs fractionated (*MBbl/d*) (c)	**720**	741	**726**	715
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.03**	$ 0.13	**$ 0.07**	$ 0.15
Capital expenditures	**$ 827.5**	$ 519.7	**$ 2,796.6**	$ 1,306.3

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

(b) - Includes volumes for consolidated entities only.

(c) - Includes volumes at company-owned and third-party facilities.

	Three Months Ended December 31, 2019	2018	Years Ended December 31, 2019	2018
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 93.6**	$ 94.8	**$ 352.8**	$ 357.7
Depreciation and amortization	**$ 57.5**	$ 51.0	**$ 219.5**	$ 196.1
Equity in net earnings (loss) from investments	**$ (1.6)**	$ (0.5)	**$ (6.3)**	$ 0.4
Adjusted EBITDA	**$ 188.5**	$ 174.6	**$ 702.7**	$ 631.6
Natural gas gathered (*BBtu/d*) (a)	**2,787**	2,636	**2,753**	2,546
Natural gas processed (*BBtu/d*) (a) (b)	**2,590**	2,429	**2,555**	2,382
NGL sales (*MBbl/d*) (a)	**227**	207	**224**	198
Residue natural gas sales (*BBtu/d*) (a) (b)	**1,235**	1,213	**1,201**	1,088
Average fee rate (*$/MMBtu*) (a)	**$ 0.94**	$ 0.92	**$ 0.92**	$ 0.90
Capital expenditures	**$ 252.4**	$ 261.0	**$ 926.5**	$ 694.6

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

	Three Months Ended December 31, 2019	2018	Years Ended December 31, 2019	2018
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 42.7**	$ 39.0	**$ 150.8**	$ 139.2
Depreciation and amortization	**$ 14.6**	$ 13.8	**$ 57.3**	$ 55.1
Equity in net earnings from investments	**$ 25.3**	$ 25.1	**$ 95.7**	$ 90.8
Adjusted EBITDA	**$ 97.8**	$ 97.2	**$ 408.8**	$ 366.3
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,768**	7,138	**7,618**	6,846
Transportation capacity contracted (a)	**100%**	99%	**98%**	96%
Capital expenditures	**$ 21.3**	$ 47.3	**$ 99.2**	$ 119.2

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 19 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Years Ended December 31, December 31, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 320,251 $ 292,888 $ 1,278,577 $ 1,155,032 Interest expense, net of capitalized interest 129,283 118,489 491,773 469,620 Depreciation and amortization 125,983 110,649 476,535 428,557 Income taxes 98,180 96,618 372,414 362,903 Noncash compensation expense 6,287 10,759 26,699 37,954 Equity AFUDC and other noncash items (19,454) (4,240) (65,811) (6,545) Adjusted EBITDA $ 660,530 $ 625,163 $ 2,580,187 $ 2,447,521 Interest expense, net of capitalized interest (129,283) (118,489) (491,773) (469,620) Maintenance capital (63,041) (51,108) (195,631) (188,420) Equity in net earnings from investments (39,366) (42,313) (154,541) (158,383) Distributions received from unconsolidated affiliates 54,297 51,848 257,644 197,285 Other 4,754 (370) 20,227 (5,994) Distributable cash flow $ 487,891 $ 464,731 $ 2,016,113 $ 1,822,389 Dividends paid to preferred shareholders (275) (275) (1,100) (1,100) Distributable cash flow to shareholders $ 487,616 $ 464,456 $ 2,015,013 $ 1,821,289 Dividends paid $ (377,974) $ (351,715) $ (1,456,528) $ (1,333,958) Distributable cash flow in excess of dividends paid $ 109,642 $ 112,741 $ 558,485 $ 487,331 Dividends paid per share $ 0.915 $ 0.855 $ 3.530 $ 3.245 Dividend coverage ratio 1.29 1.32 1.38 1.37 Number of shares used in computation (thousands) 413,086 411,363 412,614 411,081 -more-

ONEOK Announces 11% Increase in 2019 Net Income; Announces 2020 Financial Guidance and 2021 Outlook Feb. 24, 2020 Page 20 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2020 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 1,355 - $ 1,605 Interest expense, net of capitalized interest 670 - 640 Depreciation and amortization 600 - 580 Income taxes 420 - 520 Noncash compensation expense 50 - 30 Equity AFUDC and other non-cash items 5 - (25) Adjusted EBITDA $ 3,100 - $ 3,350 Interest expense, net of capitalized interest (670) - (640) Maintenance capital (220) - (200) Equity in net earnings from investments (130) - (180) Distributions received from unconsolidated affiliates 170 - 190 Other (5) - (15) Distributable cash flow $ 2,245 - $ 2,505 2020 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $ 1,945 - $ 2,075 Natural Gas Gathering and Processing 790 - 860 Natural Gas Pipelines 365 - 405 Other — - 10 Adjusted EBITDA $ 3,100 - $ 3,350